SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 28, 2011

Date of Report (Date of earliest event reported)

INERGY, L.P.

(Exact name of Registrant as specified in its charter)

(a) Delaware	001-34664	43-1918951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two Brush Creek Boulevard, Suite 200

Kansas City, MO 64112

(Address of principal executive offices)

(816) 842-8181

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 28, 2011, Inergy, L.P. (the “Partnership”) entered into Amendment No. 1 (the “Amendment”) with JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders party thereto, which amends the Partnership’s existing amended and restated credit agreement, dated as of February 2, 2011 (the “Credit Agreement”). The Amendment, among other things, increases the Aggregate Revolving Commitment (as defined in the Credit Agreement) from $525 million to $700 million, and extends the Revolving Credit Maturity Date (as defined in the Credit Agreement) from November 22, 2013 to July 28, 2016.

Additionally, the Amendment reduces the interest rate on revolving credit borrowings. Thus, all borrowings under the revolving credit facility will now bear interest, at the Partnership’s option, subject to certain limitations, at a rate equal to the following:

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the alternate base rate, which is defined as the higher of (i) the federal funds rate plus 0.50%; (ii) JPMorgan Chase Bank, N.A.’s prime rate; or (iii) the adjusted LIBOR plus 1%; plus a margin varying from .75% to 2.00%; or

•	the adjusted LIBOR, plus a margin varying from 1.75% to 3.00%.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits.

Exhibit Number	Description

10.1	Amendment No. 1 to Amended and Restated Credit Agreement among Inergy, L.P., JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders party thereto.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INERGY, L.P.

	By:	INERGY GP, LLC, Its General Partner

Date: August 1, 2011	By:	/s/ R. Brooks Sherman, Jr.
R. Brooks Sherman, Jr. Executive Vice President – Chief Financial Officer

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